CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Kush Bottles, Inc.

Santa Ana, CA

We consent to the incorporation by reference in Registration Statement No. 333-209439 on Form S-8 of Kush Bottles, Inc. of our report dated July 5, 2017, with respect to the financial statements of the CMP Wellness, LLC for the fiscal years ending August 31, 2016 and 2015, appearing in this Current Report on Form 8-K/A dated July 6, 2017 of Kush Bottles, Inc.

/s/ RBSM LLP

Larkspur, CA

July 6, 2017

101 Larkspur Landing Circle, Suite 321, Larkspur, CA 94939

New York, NY   Washington DC San Francisco, CA  Las Vegas, NV  Kansas City, KS   Athens, GRE Beijing, CHN, Mumbai and Pune, IND

Member of ANTEA International with member offices worldwide